Exhibit 21
Subsidiaries of Teleflex Incorporated
as of December 31, 2017

	Entity Name	Jurisdiction of Formation
1.	1902 Federal Road, LLC	Delaware
2.	Airfoil Technologies International-Ohio, Inc.	Delaware
3.	Arrow Internacional de Chihuahua, S.A. de C.V.	Mexico
4.	Arrow Internacional de Mexico, S.A. de C.V.	Mexico
5.	Arrow International CR, a.s.	Czech Republic
6.	Arrow International Investment Corp.	Delaware
7.	Arrow International, Inc.	Pennsylvania
8.	Arrow Interventional, Inc.	Delaware
9.	Arrow Medical Holdings B.V.	Netherlands
10.	Daqing Medical Device (Tianjin) Co., Ltd.	China
11.	Distribuidora Arrow, S.A. de C.V.	Mexico
12.	Eon Surgical Ltd.	Israel
13.	Hotspur Technologies, Inc.	Delaware
14.	Hudson Respiratory Care Tecate, S. de R.L. de C.V.	Mexico
15.	ICOR AB1	Sweden
16.	IH Holding LLC	Delaware
17.	Inmed Manufacturing Sdn. Bhd.	Malaysia
18.	Intavent Direct Limited	United Kingdom
19.	LMA Medical Innovations Limited	Seychelles
20.	LMA Urology Limited	Seychelles
21.	Mayo Healthcare Pty Ltd	Australia
22.	Medical Innovation B.V.	Netherlands
23.	Medical Service GmbH	Germany
24.	NeoTract Australia Pty Ltd	Australia
25.	NeoTract International, Inc.	Delaware
26.	NeoTract, Inc.	Delaware
27.	Osprey Insurance Company	Arizona
28.	Pyng Medical Corp.	Canada
29.	Pyng Medical USA Corp.	Washington
30.	Rusch Asia Pacific Sdn. Bhd.[2]	Malaysia
31.	Rüsch Austria GmbH	Austria
32.	Rusch Mexico, S.A. de C.V.	Mexico
33.	Rusch Uruguay Ltda.	Uruguay
34.	Simal SA	Belgium
35.	Sometec Holdings S.A.S.	France
36.	Technology Holding Company II	Delaware
37.	Technology Holding Company III	Delaware
38.	Teleflex Care[3]	Bermuda

39.	Teleflex Development Unlimited Company	Ireland
40.	Teleflex Funding LLC	Delaware
41.	Teleflex Grundstücks GmbH & Co. KG	Germany
42.	Teleflex Health Ltd.	Bermuda
43.	Teleflex Holding Netherlands B.V.	Netherlands
44.	Teleflex Holding Singapore Pte. Ltd.	Singapore
45.	Teleflex Innovations S.à r.l.	Luxembourg
46.	Teleflex Korea Ltd.	South Korea
47.	Teleflex Life Sciences Unlimited Company[4]	Ireland
48.	Teleflex Lux Holding S.á r.l.	Luxembourg
49.	Teleflex Manufacturing Unlimited Company	Ireland
50.	Teleflex Medical Asia Pte Ltd.[5]	Singapore
51.	Teleflex Medical Australia Pty Ltd[6]	Australia
52.	Teleflex Medical B.V.	Netherlands
53.	Teleflex Medical Brasil Serviços e Comércio de Produtos Médicos Ltda.	Brazil
54.	Teleflex Medical BVBA[7]	Belgium
55.	Teleflex Medical Canada Inc.[8]	Canada
56.	Teleflex Medical Chile SpA	Chile
57.	Teleflex Medical Colombia S.A.S.	Colombia
58.	Teleflex Medical de Mexico, S. de R.L. de C.V.	Mexico
59.	Teleflex Medical Devices S.à r.l.	Luxembourg
60.	Teleflex Medical EDC BVBA[9]	Belgium
61.	Teleflex Medical Europe Limited	Ireland
62.	Teleflex Medical GmbH	Germany
63.	Teleflex Medical GmbH[10]	Switzerland
64.	Teleflex Medical Hellas s.a11	Greece
65.	Teleflex Medical Incorporated[12]	California
66.	Teleflex Medical Japan, Ltd.[13]	Japan
67.	Teleflex Medical New Zealand[14]	New Zealand
68.	Teleflex Medical Private Limited	India
69.	Teleflex Medical (Proprietary) Limited[15]	South Africa
70.	Teleflex Medical Technology Ltd	Cyprus
71.	Teleflex Medical SAS[16]	France
72.	Teleflex Medical, S.A.[17]	Spain
73.	Teleflex Medical Sdn. Bhd.[18]	Malaysia
74.	Teleflex Medical S.r.l.	Italy
75.	Teleflex Medical, s.r.o.	Czech Republic
76.	Teleflex Medical, s.r.o.[19]	Slovakia
77.	Teleflex Medical Taiwan Ltd.	Taiwan
78.	Teleflex Medical Trading (Shanghai) Co., Ltd.	China
79.	Teleflex Medical Tuttlingen GmbH[20]	Germany
80.	Teleflex Polska sp. z o.o.	Poland
81.	Teleflex Production Unlimited Company	Ireland

82.	Teleflex Properties Ireland Limited	Ireland
83.	Teleflex Research S.à r.l.	Luxembourg
84.	Teleflex Urology Limited	Ireland
85.	TFX Aviation Inc.[21]	California
86.	TFX Beteiligungsverwaltungs GmbH	Germany
87.	TFX Development LLC	Delaware
88.	TFX Engineering Ltd.	Bermuda
89.	TFX Equities Incorporated	Delaware
90.	TFX Group Limited	United Kingdom
91.	TFX Holding GmbH	Germany
92.	TFX International Corporation	Delaware
93.	TFX International SAS[22]	France
94.	TFX Medical Wire Products, Inc.	Delaware
95.	TFX North America Inc.	Delaware
96.	The Laryngeal Mask Company Limited	Seychelles
97.	The Laryngeal Mask Company (Malaysia) Sdn. Bhd.	Malaysia
98.	The Laryngeal Mask Company (Singapore) Pte. Ltd.	Singapore
99.	Truphatek (Beijing) Trading Co. Limited	China
100.	Truphatek Holdings (1993) Limited	Israel
101.	Truphatek International Limited	Israel
102.	TK India Private Ltd.	India
103.	Truphatek Product Resources India Private Limited	India
104.	Vascular Solutions LLC	Minnesota
105.	Vascular Solutions Zerusa Limited	Ireland
106.	Vidacare LLC[23]	Delaware
107.	Willy Rüsch GmbH	Germany
108.	Willy Rüsch + Seidel Medicalprodukte GmbH i.L.[24]	Germany
109.	WIRUTEC Rüsch Medical Vertriebs GmbH	Germany
110.	Wolfe-Tory Medical, Inc.	Utah

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1.	Formerly Steamer Holding AB

2.	Formerly Inmed (Malaysia) Holdings Sdn. Berhad

3.	Formerly Teleflex Care Ltd.

4.	Formerly Teleflex Life Sciences

5.	Formerly Pilling Weck (Asia) PTE Ltd. and Rusch-Pilling (Asia) PTE LTD.

6.	Formerly LMA PacMed Pty Ltd

7.	Formerly W. Pabisch NV

8.	Formerly GFI Control Systems Inc.; Teleflex Holding Company Ltd.

9.	Formerly Arrow International EDC NV

10.	Formerly Arrow Swiss GmbH

11.	Formerly Arrow Hellas A.E.E.

12.	Formerly Hudson Respiratory Care Inc.

13.	Formerly Arrow Japan, Ltd.

14.	Formerly LMA NZ Limited

15.	Formerly Arrow Africa (Pty) Limited

16.	Formerly Rusch Pilling S.A.

17.	Formerly Rusch Medica Espana SA

18.	Formerly Rusch Sdn. Berhad

19.	Formerly Arrow Slovensko Piešt’any s.r.o.

20.	Formerly KMedic Europe GmbH

21.	Formerly Telair International Incorporated and The Talley Corporation

22.	Formerly Rusch International SA

23.	Formerly VidaCare Corporation and Vidacare Corporation

24.	Formerly Meddig Medizintechnik Vertriebs GmbH and Willy Rüsch Medical GmbH